Filed Pursuant to Rule 424(b)(5)

Registration No. 333-290696

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 18, 2025)

3,149,832 Ordinary Shares

RAYTECH HOLDING LIMITED

This is an offering of the securities of Raytech Holding Limited (“the Company”), a British Virgin Islands holding company. We are offering 3,149,832 ordinary shares, par value of US$0.0001 per share (“Ordinary Share”), pursuant to this prospectus supplement and the accompanying prospectus.

Our Ordinary Shares are currently listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “RAY.” On June 17, 2026, the closing price of our Ordinary Shares on the Nasdaq Capital Market was US$3.22 per Ordinary Share.

Two of the investors in this offering are affiliates of certain of our directors and our largest shareholder. We are a foreign private issuer and are relying on the home country practice exemption set forth under Nasdaq Listing Rule 5615(a)(3) in lieu of the shareholder approval requirements of Nasdaq Listing Rule 5635 in connection with this offering and the participation of such affiliated investors. See “Risk Factors — Three of our directors and our largest shareholder have indirect interests in this offering” and “Plan of Distribution — Affiliate Investor Participation.”

Investing in our securities involves risks. You should read “Risk Factors” beginning on page S-5 of this prospectus supplement, page 6 of the accompanying prospectus and “Item 3. Key Information — D. Risk Factors” in the 2025 Annual Report before investing in our securities.

We have engaged CBC Securities Inc. (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. As compensation for the services rendered, we will pay the Placement Agent a transaction fee of US$50,000.

	Per Ordinary	Total
Public offering price	$1.97	$6,217,768
Placement agent fees(1)	$—	$50,000
Proceeds, before expenses, to us	$1.97	$6,167,768

____________

(1)      Representing a fixed cash transaction fee of US$50,000 payable to the Placement Agent at closing. No separate or incremental placement agent fee will be paid in respect of Ordinary Shares purchased by Fortune Genesis Holdings Limited or WK Frater Holdings Limited. We have also agreed to reimburse the Placement Agent for out-of-pocket expenses of up to US$5,000. See “Plan of Distribution” on page S-12 for additional information regarding the compensation payable to the Placement Agent.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent

The date of this prospectus supplement is June 18, 2026.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We filed with the SEC a registration statement on Form F-3 (File No. 333-290696) initially on October 3, 2025, utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on December 18, 2025. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$500,000,000 of any combination, together or separately, of our Ordinary Share, warrants, rights, and units as described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Certain numerical figures included in this prospectus supplement have been rounded to two decimal places for ease of presentation. As a result, certain amounts may not reflect the exact arithmetic result of the figures presented.

S-ii

COMMONLY USED DEFINED TERMS

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

•        “BVI” are to the “British Virgin Islands”;

•        “BVI Act” are to the BVI Business Companies Act, Revised Edition 2020 (as amended);

•        “China,” “mainland China” or the “PRC” are to the People’s Republic of China excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus supplement only;

•        the “Company” or “Raytech Holding” are to Raytech Holding Limited, a BVI business company;

•        “Pure Beauty” are to Pure Beauty Manufacturing Company Limited, a company incorporated under the laws of Hong Kong on with limited liability on April 15, 2013;

•        “Raytech Innovation” are to Raytech Innovation Limited, a company incorporated under the laws of Hong Kong with limited liability on May 6, 2025;

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus supplement only;

•        “HKD” or “HK Dollar” are to the legal currency of Hong Kong;

•        “$,” “dollars,” “US$” or “U.S. dollars” are to the legal currency of the United States;

•        “shares” or “Ordinary Shares” are to the ordinary shares of Raytech Holding Limited, par value of $0.0001 per share.

•        “Affiliated Investors” are to, collectively, Fortune Genesis Holdings Limited and WK Frater Holdings Limited;

•        “Fortune Genesis” are to Fortune Genesis Holdings Limited, a wholly-owned subsidiary of GoFintech Quantum Innovation Limited, a company listed on the Main Board of The Stock Exchange of Hong Kong Limited (HKEX stock code: 0290);

•        “WK Frater” are to WK Frater Holdings Limited, a wholly-owned subsidiary of HK.AI Capital Limited, a company listed on the Main Board of The Stock Exchange of Hong Kong Limited (HKEX stock code: 1140);

•        “GoFintech” are to GoFintech Quantum Innovation Limited (HKEX stock code: 0290), the parent company of Fortune Genesis;

•        “HK.AI Capital” are to HK.AI Capital Limited (HKEX stock code: 1140), the parent company of WK Frater;

•        “foreign private issuer” or “FPI” has the meaning given to such term in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act;

•        “U.S. GAAP” are to generally accepted accounting principles in the United States; and

•        “we”, or “us” in this prospectus supplement are to Raytech Holding Limited, a BVI business company and its subsidiaries, unless the context otherwise indicates.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information — D. Risk Factors” in the 2025 Annual Report, the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 6 of the accompanying prospectus.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entirety of these documents, including our financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” sections beginning on page S-5 of this prospectus supplement and on page 6 of the accompanying prospectus as well as “Item 3. Key Information — D. Risk Factors” in the 2025 Annual Report.

Business Overview

Leveraging our expertise in the personal care electrical appliance industry, we aim to promote consumer lifestyles and drive the awareness of personal grooming. Through Pure Beauty, we principally engage in the sourcing and wholesaling of personal care electrical appliances for international brand owners. We also provide product design and development collaboration as a value-added service for our customers. Our customers are brand owners of personal care electrical appliances who market and sell their personal care electrical appliances products to end consumers. Commencing our operation in 2013, we have accumulated over 10 years of experience in the industry.

Over years of operation, we have sourced and wholesaled a wide range of personal care electrical appliances, which can be broadly classified into six major categories: (i) hair styling series, including hair dryer, hair straightener and curling iron; (ii) trimmer series, including facial shaver, nose trimmer and eyebrow trimmer; (iii) eyelash curler; (iv) nail care series; (v) tooling; and (vi) other personal care appliance series, including body and facial brush, reset brush, callus remover, sonic peeling, handy fan and others. In particular, we are specialized in sourcing and wholesaling hair dryers within our hair styling series which primarily include salon-type hair protection and styling functions or compact design for travel. See “Corporate Information — B. Business Overview” in the FY2025 Form 20-F.

Our revenue increased from HKD66,972,301 for the year ended March 31, 2024 to HKD78,739,564 (US$10,120,897) for the year ended March 31, 2025, representing an increase of 17.6%. Our net income decreased from HKD9,936,794 for the year ended March 31, 2024 to HKD8,268,367 (US$1,062,786) for the year ended March 31, 2025, representing a decrease of 16.8%. For the six months ended September 30, 2025, our revenue was HKD37,578,932 (US$4,829,638), compared to HKD43,248,906 for the six months ended September 30, 2024, representing a decrease of approximately 13.1%. Net income for the six months ended September 30, 2025 was HKD4,749,875 (US$610,454), compared to HKD4,652,035 for the six months ended September 30, 2024, representing an increase of approximately 2.1%.

Our Corporate History and Structure

Pure Beauty was incorporated under the laws of Hong Kong with limited liability on April 15, 2013 and Raytech Holding’s CEO, Mr. Ching Tim Hoi (“Mr. Ching”) is the founder. In order to prepare for its initial public offering, a series of restructure actions were taken. In June 2022, Raytech Holding was incorporated under the laws of the British Virgin Islands with the sole purpose being a holding company of Pure Beauty. Upon incorporation, Raytech Holding issued 100 founder shares of ordinary shares, par value $1.00 per share, to Mr. Ching (90 shares) and other minority shareholders (collectively 10 shares) at $1.00 per share. In August 2022, Mr. Ching, as the sole member of Pure Beauty, transferred all outstanding 10,000 shares of Pure Beauty held by him to Raytech Holding, in conjunction with which, Pure Beauty issued additional 790,000 shares to Raytech Holding; resulting in Raytech Holding being the parent company of Pure Beauty, holding a total of 800,000 shares in Pure Beauty. In September 2022, Mr. Ching subsequently transferred 5 shares of Raytech Holding to APTC Holdings Limited, a British Virgin Islands company, and 5 shares of Raytech Holding to Mr. Ling Chun Yin, a director of Raytech Holding and the Assistant to CEO of Pure Beauty at $1.00 per share.

On May 10, 2023, we filed our amended and restated memorandum and articles of association with the Registrar of Corporate Affairs in the British Virgin Islands to increase our authorized shares from 50,000 Ordinary Shares, par value of $1.00 per share, to 8,000,000,000 Ordinary Shares, par value of $0.00000625 per share and effectuated a forward split of all issued and outstanding shares at a ratio of 160,000-for-1.

In August 2023, Market Tycoon Investments Limited transferred 480,000 Ordinary Shares to Mr. Wong Tai Chi at $0.00000625 per share, and APTC Holdings Limited transferred 800,000 Ordinary Shares to Ms. Look Wai Yi at $0.00000625 per share. In October 2023, Value Classic Global Limited transferred 640,000 Ordinary Shares to Crystal Charm Investments Limited, a British Virgin Islands company, at $0.00000625 per share, Mr. Wong Tai Chi transferred 480,000 Ordinary Shares to Value Crystal Investment Limited, a British Virgin Islands company, at $0.00000625 per share, and Ms. Look Wai Yi transferred 800,000 Ordinary Shares to Ace Challenger Limited, a British Virgin Islands company, at $0.00000625 per share.

On May 17, 2024, we consummated the sale of 1,500,000 Ordinary Shares (the “IPO Shares”) in our initial public offering. The Company completed the IPO on a firm commitment basis pursuant to the Company’s registration statement on Form F-1, as amended (File No. 333-275197), filed with the Securities and Exchange Commission, which was declared effective by the Securities and Exchange Commission on May 13, 2024. The IPO Shares were priced at $4.00 per share. The Company also granted the underwriter a 45-day option to purchase up to an additional 225,000 Ordinary Shares to cover over-allotments, if any (the “Over-Allotment Option”). The Ordinary Shares were approved for listing on The Nasdaq Capital Market on May 13, 2024 and commenced trading under the symbol “RAY” on May 15, 2024.

On July 5, 2024, upon the underwriter’s partial exercise of the Over-Allotment Option, the Company sold an additional 113,083 Ordinary Shares at $4.00 per share. As a result, the Company has raised gross proceeds of $6,452,332 in the IPO, including the partial exercise of the Over-Allotment Option, before deducting underwriting discounts and offering expenses.

On May 6, 2025, the Company established a new, directly wholly-owned subsidiary, Raytech Innovation Limited, incorporated in Hong Kong.

On June 30, 2025, the Company’s registration statement on Form F-1 (SEC File No. 333-287842) relating to a follow-on offering (the “Follow-On Offering”) of up to 25,985,000 Ordinary Shares was declared effective by the SEC. On July 1, 2025, the Follow-On Offering was closed with 25,985,000 Ordinary Shares issued at a public offering price of $0.20 per ordinary share.

On October 17, 2025, the board of directors of the Company passed written resolutions approving and authorizing a share consolidation (the “Share Consolidation”) that every sixteen (16) issued and unissued ordinary shares with a par value of US$0.00000625 each in the capital of the Company be each be and are hereby consolidated into one (1) ordinary share with a par value of US$0.0001 each, and any fractional shares created as a result of the share consolidation would be rounded up to the nearest whole share, to be effective on the Nasdaq Capital Market to begin at the open of business on November 7, 2025. And as a consequence of the foregoing resolutions, the authorized share capital of the Company changed with effect from 8,000,000,000 ordinary shares with a par value of US$0.00000625 each to 500,000,000 ordinary shares with a par value of US$0.0001 each.

On November 3, 2025, we filed our amended and restated memorandum and articles of association with the Registrar of Corporate Affairs in the British Virgin Islands to change our authorized shares from 8,000,000,000 ordinary shares with a par value of US$0.00000625 each to 500,000,000 ordinary shares with a par value of US$0.0001 each.

On December 23, 2025, Raytech Innovation Limited, a wholly-owned subsidiary of the Company, entered into a share purchase agreement to acquire 100% of the issued share capital of Worry free Group (Hong Kong) Limited. The acquisition was consummated on December 29, 2025.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement, without taking into account the effect of this offering:

Raytech Holding Limited
Jurisdiction: British Virgin Islands
100%
100%
Pure Beauty Manufacturing Company Limited
Jurisdiction: Hong Kong
Raytech Innovation Limited
Jurisdiction: Hong Kong
100%
Worry free Group (Hong Kong) Limited
Jurisdiction: Hong Kong

Recent Developments

16-for-1 Share Consolidation.    On October 17, 2025, our board of directors approved a 16-for-1 share consolidation that became effective on the Nasdaq Capital Market at the open of business on November 7, 2025. As a result, every sixteen (16) issued and unissued Ordinary Shares of par value US$0.00000625 each were consolidated into one (1) Ordinary Share of par value US$0.0001 each, and the Company’s authorized share capital changed from 8,000,000,000 Ordinary Shares of par value US$0.00000625 each to 500,000,000 Ordinary Shares of par value US$0.0001 each. Any fractional shares created as a result of the consolidation were rounded up to the nearest whole share.

Acquisition of Worry free Group (Hong Kong) Limited.    On December 23, 2025, Raytech Innovation Limited, our wholly-owned subsidiary, entered into a share purchase agreement to acquire 100% of the issued share capital of Worry free Group (Hong Kong) Limited (“Worry free”), and the acquisition was consummated on December 29, 2025. The pro forma financial information of Worry free, together with the target financial statements, was furnished in our Form 6-K filed on March 18, 2026.

Changes to Our Board of Directors.    On January 2, 2026, Mr. Ling Chun Yin tendered his resignation as a director, and Ms. Li Wan Venus tendered his resignation as an independent non-executive director, of the Company. On the same day, the board of directors appointed Mr. Yuan Tianfu and Dr. Wang Shibin to fill the vacancies created by such resignations. On April 15, 2026, the board of directors further appointed Mr. Liu Haoyuan as Chairman of the Board and as an Executive Director of the Company.

Strategic Expansion into Personal Health Care Electronics.    On April 22, 2026, we announced our strategic expansion into the personal health care electronics product category, leveraging our existing sourcing, design and quality-control capabilities. We expect this expansion to broaden our product portfolio beyond personal care electrical appliances.

Corporate Information

Raytech Holding’s principal executive offices are located at Unit 609, 6/F, Nan Fung Commercial Centre, No.19 Lam Lok Street, Kowloon Bay, Hong Kong, and its telephone number is +852 2117 0236. Raytech Holding’s registered office in the British Virgin Islands is at Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands. Raytech Holding maintains a website at www.raytech.com.hk. The information contained in, or accessible from, Raytech Holding’s website or any other website does not constitute a part of this prospectus.

The Offering

Securities offered by us pursuant to this prospectus supplement	3,149,832 Ordinary Shares, at US$1.97 per Ordinary Share.
Total ordinary shares outstanding before this offering	2,724,911 Ordinary Shares.
Total Ordinary Shares outstanding immediately after this offering	5,874,743 Ordinary Shares.
Use of proceeds

We currently intend to use the net proceeds from this offering, in approximate order of priority, for: (i) general corporate and working capital purposes, including ongoing operations of our Hong Kong-based personal care electrical appliances business through Pure Beauty; (ii) supporting our strategic expansion into the personal health care electronics product category, as announced on April 22, 2026; and (iii) integration costs and post-closing working capital requirements relating to the December 29, 2025 acquisition of Worry free Group (Hong Kong) Limited.

None of the net proceeds of this offering will be used, directly or indirectly, to fund any transaction with GoFintech Quantum Innovation Limited, HK.AI Capital Limited, Mr. Liu Zhiwei, Mr. Yuan Tianfu, Dr. Wang Shibin, Mr. Liu Haoyuan, Fortune Genesis Holdings Limited, WK Frater Holdings Limited, or any other affiliate of any of them, except as set forth in our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Affiliated Investor Participation

Two of the investors in this offering, Fortune Genesis Holdings Limited and WK Frater Holdings Limited, are affiliates of certain of our directors and our largest shareholder.

Each of them is purchasing Ordinary Shares in this offering at the same public offering price per Ordinary Share and subject to the same terms as the other investors. We are relying on the foreign private issuer home country practice exemption under Nasdaq Listing Rule 5615(a)(3) in lieu of the shareholder approval requirements of Nasdaq Listing Rule 5635. See “Plan of Distribution — Affiliate Investor Participation.”

Risk factors

Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 6 of the accompanying prospectus, in “Item 3. Key Information — D. Risk Factors” in the 2025 Annual Report, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our Ordinary Shares are listed on Nasdaq under the symbol “RAY.”

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors incorporated by reference to the 2025 Annual Report and in the accompanying prospectus. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below and the other risks referenced herein are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and our Ordinary Shares

Three of our directors, including the Chairman of our Board of Directors, and our largest shareholder have indirect interests in this offering, and we have not obtained shareholder approval for these affiliated investors’ participation in reliance on the foreign private issuer home country exemption.

Two of the investors in this offering are affiliates of certain of our directors and our largest shareholder, as further described under “Plan of Distribution — Affiliate Investor Participation,” (i) Fortune Genesis Holdings Limited is a wholly-owned subsidiary of GoFintech Quantum Innovation Limited (HKEX stock code: 0290), of which Mr. Liu Zhiwei (whether directly or through Caitex Technology Holdings Limited, AI International Capital Management Ltd., Chun Yuan International Company Limited and other controlled entities) is the single largest shareholder, holding approximately 25.48% of GoFintech Quantum Innovation Limited’s outstanding shares as of the date of this prospectus supplement. Mr. Liu Zhiwei is also our largest shareholder, holding approximately 17.92% of our outstanding Ordinary Shares prior to this offering. Mr. Yuan Tianfu, who has served as the director of Fortune Genesis Holdings Limited and the sole Chief Executive Officer of GoFintech Quantum Innovation Limited since April 27, 2026, and previously served as its Co-Chief Executive Officer, is a member of our Board of Directors. Mr. Liu Haoyuan, the Chairman of our Board of Directors, served as an Executive Director of GoFintech Quantum Innovation Limited from August 2022 until September 19, 2023, and as Chief Operating Officer of GoFintech Quantum Innovation Limited from September 2023 until now, and is also a direct relative of Mr. Liu Zhiwei. (ii) WK Frater Holdings Limited is a wholly-owned subsidiary of HK.AI Capital Limited (HKEX stock code: 1140), of which Dr. Wang Shibin is a non-executive director. Dr. Wang Shibin is also a member of our Board of Directors. In addition, GoFintech Quantum Innovation Limited is the largest shareholder of HK.AI Capital Limited, holding approximately 24.23% of HK.AI Capital Limited’s outstanding shares, and HK.AI Capital Limited is a substantial shareholder of GoFintech Quantum Innovation Limited, holding approximately 11.39% of GoFintech Quantum Innovation Limited’s outstanding shares, in each case as of the date of this prospectus supplement.

The Board has authorized this offering under the BVI Business Companies Act, Revised Edition 2020 (as amended), with each of the directors having a material personal interest in the transaction (Mr. Yuan Tianfu, Dr. Wang Shibin, and Mr. Liu Haoyuan) having disclosed his interest and recused himself from the Board’s deliberation and vote. However, this BVI procedure may afford less protection to investors than the shareholder approval requirements of Nasdaq Listing Rule 5635 that we are not following. See “Plan of Distribution — Affiliate Investor Participation.”

Our existing shareholders should also be aware of the following risks associated with the affiliated-investor participation: (i) the offering price negotiated with the affiliated investors may not have been the highest price obtainable from unaffiliated investors; (ii) the participation of these affiliated investors increases the aggregate beneficial ownership of our Ordinary Shares by the participating investors and certain of their related persons, which may further concentrate beneficial ownership of our Ordinary Shares. (iii) following this offering, the individual beneficial ownership of our Ordinary Shares by one or more of Mr. Liu Zhiwei, Fortune Genesis Holdings Limited, GoFintech Quantum Innovation Limited, WK Frater Holdings Limited, HK.AI Capital Limited and our directors named above may require such person to file or amend a Schedule 13D or 13G under Section 13(d) or 13(g) of the Exchange Act (although each of them is making its or his own investment decision independently and they do not constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act); and (iv) although the Ordinary Shares purchased by Fortune Genesis Holdings Limited and WK Frater Holdings Limited in this offering are being registered under our Form F-3 shelf registration statement, Fortune Genesis Holdings Limited and WK Frater Holdings Limited may be

deemed our “affiliates” for purposes of Rule 144 under the Securities Act, in which case their subsequent resales of our Ordinary Shares would be subject to the volume and manner-of-sale limitations of Rule 144, which may limit their liquidity in the Ordinary Shares notwithstanding the initial registration of such Ordinary Shares hereunder.

As a foreign private issuer, we follow home country governance practices in lieu of certain Nasdaq corporate governance requirements, and our shareholders therefore receive less protection than they would as shareholders of a U.S. domestic issuer.

We are a foreign private issuer, as defined in Rule 405 under the Securities Act of 1933 and Rule 3b-4 under the Securities Exchange Act of 1934. As such, we are permitted under Nasdaq Listing Rule 5615(a)(3) to follow our home country corporate governance practices in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic issuers. We have elected to follow home country practice in lieu of, among other Nasdaq corporate governance rules: (i) Nasdaq Listing Rule 5605 (independent director majority and committee requirements, except for the audit committee independence requirements set forth in Rule 5605(c)(2)(A)(ii) and Rule 5605(c)(3), which we continue to satisfy); (ii) Nasdaq Listing Rule 5620 (annual meeting and quorum requirements); and (iii) Nasdaq Listing Rule 5635 (shareholder approval requirements for certain issuances of securities, including issuances to officers, directors, employees, consultants, or other affiliates at a discount, change-of-control transactions, equity compensation plans, and 20%-or-greater issuances). Under the BVI Business Companies Act, Revised Edition 2020 (as amended), the issuance of authorized but unissued shares may be authorized by the board of directors without shareholder approval, subject to the company’s memorandum and articles of association. Accordingly, we are not required, and do not intend, to obtain shareholder approval in connection with this offering.

Investors should be aware that the corporate governance protections under our home country practices may not be as comprehensive as the requirements of Nasdaq for U.S. domestic issuers, including the absence of shareholder votes on transactions that, in the case of a U.S. domestic issuer, would require shareholder approval under Nasdaq Rule 5635. As described in further detail under “Plan of Distribution — Affiliate Investor Participation” and “Risk Factors — Three of our directors and our largest shareholder have indirect interests in this offering,” we are relying on this home country practice exemption to issue Ordinary Shares to two affiliated investors in this offering without obtaining shareholder approval.

Our Ordinary Shares are subject to Nasdaq’s continued listing requirements, and if we fail to satisfy these requirements in the future, our Ordinary Shares could be delisted, which could materially and adversely affect the liquidity and market price of our Ordinary Shares.

Our Ordinary Shares are listed on the Nasdaq Capital Market and are subject to Nasdaq’s continued listing standards, including, among other things, requirements relating to minimum bid price, market value of publicly held shares, shareholders’ equity, public float, number of public shareholders and other corporate governance requirements. There can be no assurance that we will be able to continue to satisfy all applicable continued listing standards in the future.

On November 7, 2025, we effected a 16-for-1 share consolidation in order to regain compliance with the U.S.$1.00 minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). We subsequently regained compliance with such requirement. However, there can be no assurance that our Ordinary Shares will continue to maintain a bid price at or above U.S.$1.00 or that we will continue to meet Nasdaq’s other continued listing requirements.

If we fail to satisfy any of Nasdaq’s continued listing standards in the future, Nasdaq may issue a deficiency notice and, if we are unable to regain compliance within any applicable cure period, our Ordinary Shares could be delisted. Delisting could materially and adversely affect the liquidity and market price of our Ordinary Shares, reduce the number of investors willing or able to hold or purchase our securities, limit our access to the capital markets and impair our ability to raise additional capital.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We may receive up to US$6,217,768 in aggregate gross proceeds from this offering. Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our Ordinary Shares, whether by us or our shareholders, could cause the price of our Ordinary Shares to decline, and/or dilute the voting power of our Ordinary Shares.

We intend to offer 3,149,832 Ordinary Shares in this offering. If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Ordinary Shares in the public market, the trading price of our Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Ordinary Shares could also depress the market price of our shares. A decline in the price of our Ordinary Shares might impede our ability to raise capital through the issuance of additional Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible. It could also dilute the voting power of our Ordinary Shares.

We do not know whether a market for the Ordinary Shares will be sustained or what the trading price of the Ordinary Shares will be and as a result it may be difficult for you to sell your Ordinary Shares.

Although our Ordinary Shares trade on Nasdaq, an active trading market for the Ordinary Shares may not be sustained. It may be difficult for you to sell your Ordinary Shares without depressing the market price for the Ordinary Shares. As a result of these and other factors, you may not be able to sell your Ordinary Shares. Further, an inactive market may also impair our ability to raise capital by selling Ordinary Shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our Ordinary Shares as consideration.

Our new investors may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell our Ordinary Shares or other securities in any other offering or other transactions at a price per Ordinary Share that is equal to or greater than the price per Ordinary Share paid by the investors in this offering. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per Ordinary Share in this offering. If we do issue any such additional ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

•        on an actual basis, as derived from our unaudited consolidated financial statements as of September 30, 2025, which are incorporated by reference into this prospectus supplement. All issued and outstanding share and per share amounts in the “Actual” column have been retroactively adjusted to reflect the Share Consolidation (as defined below) effective November 7, 2025, as if it had occurred on September 30, 2025; and

•        on an as adjusted basis to give further effect to (i) the issuance and sale of 3,149,832 Ordinary Shares at the offering price of US$1.97 per share pursuant to this prospectus supplement, after deducting the estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the detailed description of our share capital changes and consolidations provided herein.

	September 30, 2025
	Actual	As adjusted for Offering
	$	$
Shareholders’ Equity:
Ordinary Shares, US$0.0001 par value, 500,000,000 Ordinary Shares authorized, 2,724,880 Ordinary Shares issued and outstanding, actual, and 5,874,743 Ordinary Shares issued and outstanding, as adjusted(1)(2)(3);	273	588
Additional paid-in capital	9,461,244	15,545,589
Retained earnings	5,654,044	5,654,044
Total Shareholders’ Equity	15,115,561	21,200,221
Total Capitalization	15,115,561	21,200,221

____________

Notes:

(1)      As of the date of this prospectus supplement, our authorized shares consist of 500,000,000 ordinary shares with a par value of US$0.0001 each.

(2)      Issued and outstanding Ordinary Shares and related par value amounts as of September 30, 2025, have been retroactively adjusted to reflect the 16-for-1 share consolidation effective November 7, 2025, which changed the par value from US$0.00000625 to US$0.0001 per share. The total par value of issued shares remained consistent through these par value reclassifications.

(3)      The aggregate number of the Ordinary Shares initially calculated for this offering differed by 31 ordinary shares from the final reconciled amount. This immaterial variance resulted from rounding adjustments applied to fractional share entitlements arising from the Company’s 16-for-1 share consolidation effective in November 2025 and the subsequent top-up allocation process. Following reconciliation of all fractional share adjustments, the final share quantities have been determined and reflected accordingly.

DILUTION

Our net tangible book value on September 30, 2025 was US$5.55 per Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding, as adjusted for the share consolidation of the Company’s authorized, issued, and outstanding Ordinary Shares on a 16-for-1 basis effective on November 7, 2025.

After giving effect to the sale of 3,149,832 Ordinary Shares at an offering price of US$1.97 per ordinary share, our as adjusted net tangible book value as of September 30, 2025 would have been US$3.61 per ordinary share.

The following table illustrates the net tangible book value dilution per ordinary share to investors after the issuance of the Ordinary Shares in this offering:

Public offering price per Ordinary Share	US$	1.97
Net tangible book value per Ordinary Share as of September 30, 2025 (as adjusted for the share consolidation of the Company’s authorized, issued, and outstanding Ordinary Shares on a 16-for-1 basis effective on November 7, 2025)	US$	5.55
Decrease per Ordinary Share attributable to investor under this prospectus supplement	US$	1.94
As adjusted net tangible book value per Ordinary Share after this offering	US$	3.61
Immediate increase in net tangible book value per Ordinary Share to new investors	US$	1.64

The foregoing table and discussion is based on 2,724,880 Ordinary Shares outstanding as of September 30, 2025, all figures retroactively adjusted to reflect the share consolidation of the Company’s authorized, issued, and outstanding ordinary shares on a 16-for-1 basis effective on November 7, 2025.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$6,084,660. We intend to use the net proceeds from this offering for the following purposes, in approximate order of priority:

(i)     general corporate and working capital purposes, including ongoing operations of our Hong Kong-based personal care electrical appliances business through Pure Beauty;

(ii)    supporting our strategic expansion into the personal health care electronics product category, as announced on April 22, 2026; and

(iii)   integration costs and post-closing working capital requirements relating to the December 29, 2025 acquisition of Worry free Group (Hong Kong) Limited.

None of the net proceeds of this offering will be used, directly or indirectly, to fund any transaction with GoFintech Quantum Innovation Limited, HK.AI Capital Limited, Mr. Liu Zhiwei, Mr. Yuan Tianfu, Dr. Wang Shibin, Mr. Liu Haoyuan, Fortune Genesis Holdings Limited, WK Frater Holdings Limited, or any other affiliate of any of them, except as set forth in our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Description of Ordinary Shares

Information contained under the heading “Item 10. Additional Information” in the 2025 Annual Report is incorporated into this prospectus supplement by reference.

History of Share Capital

On October 17, 2025, the board of directors of the Company passed written resolutions approving and authorizing a share consolidation (the “Share Consolidation”) that every sixteen (16) issued and unissued ordinary shares with a par value of US$0.00000625 each in the capital of the Company be each be and are hereby consolidated into one (1) ordinary share with a par value of US$0.0001 each, and any fractional shares created as a result of the share consolidation would be rounded up to the nearest whole share, to be effective on the Nasdaq Capital Market to begin at the open of business on November 7, 2025. And as a consequence of the foregoing resolutions, the authorized share capital of the Company changed with effect from 8,000,000,000 ordinary shares with a par value of US$0.00000625 each to 500,000,000 ordinary shares with a par value of US$0.0001 each.

PLAN OF DISTRIBUTION

We have engaged CBC Securities Inc. to act as our exclusive placement agent (the “Placement Agent”), on a reasonable best efforts basis, in connection with this offering pursuant to the placement agency agreement. The terms of this offering are subject to market conditions and negotiations between us and prospective investors. The placement agency agreement does not give rise to any commitment by the Placement Agent to purchase any of the Ordinary Shares offered pursuant to this prospectus supplement, and the Placement Agent will have no authority to bind us by virtue of the placement agency agreement.

The Placement Agent is not purchasing the Ordinary Shares offered by us in this offering and is not required to sell any specific number or dollar amount of the Ordinary Shares, but will assist us in this offering on a reasonable best efforts basis. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We expect to deliver the Ordinary Shares pursuant to this prospectus supplement on or about June 22, 2026, subject to satisfaction of customary closing conditions.

Fees and Expenses

The following table shows, on a per share and total basis, the public offering price, Placement Agent fees and proceeds, before expenses to us.

	Per Ordinary Share	Total
Public offering price	$1.97	$6,217,768
Placement agent fees(1)	$—	$50,000
Proceeds, before expenses, to us	$1.97	$6,167,768

____________

(1)      Representing a fixed cash transaction fee of US$50,000 payable to the Placement Agent at closing. No separate or incremental placement agent fee will be paid in respect of Ordinary Shares purchased by Fortune Genesis Holdings Limited or WK Frater Holdings Limited. We have also agreed to reimburse the Placement Agent for out-of-pocket expenses of up to US$5,000.

We will bear all expenses relating to the offering of the securities described in this prospectus supplement and the accompanying prospectus. These expenses include, without limitation: (i) all filing fees and expenses associated with the registration of the securities and the underlying Ordinary Shares with the SEC; (ii) all fees, expenses, and disbursements relating to the “blue sky” laws of such jurisdictions as the Placement Agent may reasonably designate (including the reasonable fees and disbursements of our “blue sky” counsel, which may be counsel to the Placement Agent); (iii) all fees and expenses of our transfer agent and registrar; (iv) all fees, expenses, and disbursements relating to the qualification or exemption of the Ordinary Shares under the securities laws of such foreign jurisdictions as the placement agent may reasonably designate; (v) the costs of all mailing, printing, and delivering of the offering materials and other related documents; (vi) any transfer and stamp taxes payable in connection with the transfer of the securities; and (vii) the fees and expenses of our accountants. We have agreed to reimburse the placement agent for its reasonable out-of-pocket expenses in an amount not to exceed $5,000.

We do not anticipate that any additional fees will be payable by us in connection with this offering, other than the Placement Agent fees and expenses described above.

Determination of Price

The public offering price per share we are offering was negotiated between us and the investors based on the trading of our Ordinary Share prior to this offering, among other things. Other factors considered in determining the public offering price of the Ordinary Share we are offering include the history and prospects of our Company, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Fee Tail

For a period of nine (9) months after the closing of this offering, we have agreed to pay the Placement Agent the same fixed cash compensation set forth herein with respect to any public or private offering or other financing or capital-raising transaction of any kind or other similar transactions occurring with a party first introduced to us by the Placement Agent in connection with this offering.

Notwithstanding the foregoing, any tail compensation payable to the Placement Agent shall automatically terminate in the event that the Placement Agent is terminated for cause, as defined in FINRA Rule 5110(g)(5).

Indemnification

Pursuant to the Placement Agency Agreement, we have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Placement Agent or such other indemnified parties may be required to make in respect of those liabilities.

Listing

Our Ordinary Shares are currently traded on Nasdaq under the symbol “RAY.”

Affiliate Investor Participation

Two of the investors in this offering are affiliates of certain of our directors and our largest shareholder, as described below.

Fortune Genesis Holdings Limited has agreed to purchase 999,014 Ordinary Shares in this offering at the public offering price of US$1.97 per Ordinary Share, for aggregate gross proceeds to us of approximately US$ 1,972,054. Fortune Genesis Holdings Limited is a wholly-owned subsidiary of GoFintech Quantum Innovation Limited (HKEX stock code: 0290), of which Mr. Liu Zhiwei (whether directly or through Caitex Technology Holdings Limited, AI International Capital Management Ltd., Chun Yuan International Company Limited and other controlled entities) is the single largest shareholder, holding approximately 25.48% of GoFintech Quantum Innovation Limited’s outstanding shares as of the date of this prospectus supplement. Mr. Liu Zhiwei is also our largest shareholder, holding approximately 17.92% of our outstanding Ordinary Shares prior to this offering. Mr. Yuan Tianfu, who has served as the director of Fortune Genesis Holdings Limited and the sole Chief Executive Officer of GoFintech Quantum Innovation Limited since April 27, 2026 (and prior thereto as co-Chief Executive Officer), is a member of our Board of Directors. Mr. Liu Haoyuan, the Chairman of our Board of Directors, served as an Executive Director of GoFintech Quantum Innovation Limited from August 2022 until September 19, 2023, and as Chief Operating Officer of GoFintech Quantum Innovation Limited from September 2023 until now, and is also a direct relative of Mr. Liu Zhiwei.

WK Frater Holdings Limited has agreed to purchase 999,014 Ordinary Shares in this offering at the public offering price of US$1.97 per Ordinary Share, for aggregate gross proceeds to us of approximately US$ 1,972,054. WK Frater Holdings Limited is a wholly-owned subsidiary of HK.AI Capital Limited (HKEX stock code: 1140), of which Dr. Wang Shibin is a non-executive director. Dr. Wang Shibin is also a member of our Board of Directors. In addition, GoFintech Quantum Innovation Limited is the largest shareholder of HK.AI Capital Limited, holding approximately 24.23% of HK.AI Capital Limited’s outstanding shares, and HK.AI Capital Limited is a substantial shareholder of GoFintech Quantum Innovation Limited, holding approximately 11.39% of GoFintech Quantum Innovation Limited’s outstanding shares, in each case as of the date of this prospectus supplement.

Each of Fortune Genesis Holdings Limited and WK Frater Holdings Limited is purchasing Ordinary Shares in this offering at the same public offering price per Ordinary Share, and subject to the same terms, as the other investors in this offering.

Representing a fixed cash transaction fee of US$50,000 payable to the Placement Agent at closing. No separate or incremental placement agent fee will be paid in respect of Ordinary Shares purchased by Fortune Genesis Holdings Limited or WK Frater Holdings Limited.

Each of Fortune Genesis Holdings Limited and WK Frater Holdings Limited has agreed, pursuant to its Securities Purchase Agreement with us, to a lock-up period of 90 days following the closing of this offering, during which time it will not, without our prior written consent and the prior written consent of the Placement Agent, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares acquired by it in this offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Ordinary Shares, subject to customary exceptions.

Each of Fortune Genesis Holdings Limited and WK Frater Holdings Limited is making its investment decision independently and based on its own investment objectives. None of Fortune Genesis Holdings Limited, WK Frater Holdings Limited, Mr. Liu Zhiwei, Mr. Yuan Tianfu, Dr. Wang Shibin, Mr. Liu Haoyuan, GoFintech Quantum Innovation Limited or HK.AI Capital Limited has entered into any agreement, arrangement or understanding with any of the others regarding the acquisition, holding, voting or disposition of our Ordinary Shares, and none of them constitutes a “group” within the meaning of Section 13(d)(3) of the Exchange Act with any of the others.

In approving this offering and the participation of Fortune Genesis Holdings Limited and WK Frater Holdings Limited, our Board of Directors observed the amended and restated memorandum and articles of association of the Company governing transactions in which directors have a material personal interest. Each of Mr. Yuan Tianfu, Dr. Wang Shibin, and Mr. Liu Haoyuan disclosed his interest in the transaction to the Board and recused himself from the deliberation and vote of the Board approving this offering. The Board’s approval was given by the disinterested members of the Board. In addition, the Audit Committee of the Board, in accordance with our related-party-transaction policy, reviewed and approved the participation of Fortune Genesis Holdings Limited and WK Frater Holdings Limited and determined that the terms thereof are fair to the Company and are no less favorable to the Company than could reasonably be expected to have been obtained in an arm’s-length transaction with an unaffiliated third party.

Other Relationships

The Placement Agent and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent may in the future receive customary fees and commissions for these transactions. In this offering, the Placement Agent is acting solely as placement agent / execution agent and is not acting as principal, underwriter, market maker, research provider, investment adviser, valuation adviser, custodian, escrow agent or fiduciary.

The Placement Agent, CBC Securities Inc., is a Massachusetts broker-dealer and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). The Placement Agent is an affiliate of Chenghe Group Limited, a British Virgin Islands company, which owns 70% of CBC Securities Inc. Our shareholders should be aware of this affiliation when evaluating the compensation arrangements set forth above and the manner in which the Placement Agent will market and place the Ordinary Shares offered hereby. The Placement Agent compensation structure for this offering (a fixed cash placement fee of US$50,000 plus expense reimbursement of up to US$5,000) is materially below the customary range of 6% to 7.5% of gross proceeds typically paid to placement agents in comparable F-3 takedown transactions.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus are set forth in “Item 10. Additional Information — E. Taxation” in the FY2025 Form 20-F, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we complete or terminate the offering of securities under this prospectus supplement:

•        the annual report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on July 25, 2025, or the FY2025 Form 20-F;

•        the registration statement on Form 8-A regarding registering our Ordinary Shares with a par value of $0.00000625 per share for listing on Nasdaq;

•        our current reports on Form 6-K filed with the SEC on October 16, 2025, October 29, 2025, December 29, 2025, January 7, 2026, January 15, 2026, March 18, 2026, April 15, 2026 and April 22, 2026; and

•        all subsequent Annual Reports on Form 20-F that we file with the SEC, and any Report on Form 6-K that we furnish to the SEC that is identified in such report as being incorporated by reference into this prospectus, after the date of this prospectus and prior to the termination of this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to our principal executive office located at Unit 609, 6/F, Nan Fung Commercial Centre, No. 19 Lam Lok Street, Kowloon Bay, Hong Kong. Our telephone number at this address is +852 2117 0236.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the Ordinary Shares offered pursuant to this prospectus supplement will be passed upon for us by Loeb & Loeb LLP, our special United States counsel, to the extent governed by United States Federal and New York State law, and by Harney Westwood & Riegels, our legal counsel as to BVI law, to the extent governed by the laws of the BVI. Legal matters as to Hong Kong laws are passed upon for Raytech Holding by CLKW Lawyers LLP.

EXPERTS

On April 9, 2025, our audit committee approved the dismissal of WWC, P.C. as our independent registered public accounting firm and the appointment of Assentsure PAC as our independent registered public accounting firm for the fiscal year ended March 31, 2025. WWC, P.C. served as our independent registered public accounting firm for the fiscal years ended March 31, 2023 and March 31, 2024. There were no disagreements between us and WWC, P.C. during such engagement.

The financial statements incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended March 31, 2025 have been so incorporated in reliance on the report of Assentsure PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Assentsure PAC is located at 180B Bencoolen Street #03-01, The Bencoolen, Singapore, 189648.

The financial statements incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended March 31, 2023 and 2024 have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16(b) and (c) of the Exchange Act. Further, our principal shareholders are exempt from the reporting provision contained in Section 16(a). In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

US$500,000,000 of
Ordinary Shares
Warrants
Rights
and
Units

RAYTECH HOLDING LIMITED

This is an offering of the securities of Raytech Holding Limited (“the Company”), a British Virgin Islands holding company. We may offer from time to time up to a total amount of US$500,000,000, consisting of our ordinary shares, par value of US$0.00000625 per share (“Ordinary Share”), warrants, rights, and units, or any combination thereof, together or separately, in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Ordinary Shares, warrants, rights, and units.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of these securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest in any of our securities.

We may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our Ordinary Shares are currently listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “RAY.” On October 1, 2025, the closing price of our Ordinary Shares on the Nasdaq Capital Market was US$0.50 per Ordinary Share. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of the date of this Prospectus, was approximately US$78,535,111.65, which was calculated based on 30,798,083 Ordinary Shares held by non-affiliates and a price of US$2.55 per share, which was the closing price of our Ordinary Shares on Nasdaq on August 26, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves risks. You should read the “Risk Factors” in Item 3.D of our most recent annual report on Form 20-F incorporated by reference in this prospectus, the “Risk Factors” in this prospectus, and in any applicable prospectus supplement(s), any related free writing prospectus and the documents we incorporate by reference in this prospectus or any prospectus supplement before investing in our securities.

Raytech Holding Limited is a British Virgin Islands business company with no business operations. Our corporate structure involves unique risks to investors in the Ordinary Shares. Raytech Holding’s operations are conducted by its wholly-owned subsidiary, Pure Beauty Manufacturing Company Limited (“Pure Beauty”), which is headquartered in Hong Kong, a special administrative region of the People’s Republic of China (the “PRC”). On May 6, 2025, Raytech Holding established another wholly-owned subsidiary, Raytech Innovation Limited (“Raytech Innovation”), also incorporated in Hong Kong; as of the date of this prospectus, Raytech Innovation has not commenced operations. On September 1, 2025, the sole shareholder of Raytech Innovation made a capital injection of HKD14,179,000 to Raytech Innovation. This is an offering of the securities of Raytech Holding, the holding company incorporated in BVI, instead of shares of its operating entities in Hong Kong, Pure Beauty or Raytech Innovation. You may never directly hold any equity interest in Raytech Holding’s operating entities.

We are not based in mainland China and do not have operations or generate revenue in mainland China, except that the manufacturers that manufacture our products are located in mainland China. We currently do not have or intend to set up any subsidiary in mainland China, and do not foresee the need to enter into any contractual arrangements with a variable interest entity (“VIE”) to establish a VIE structure in mainland China. For the fiscal years ended March 31, 2024, and 2025, we generated all our revenues from Hong Kong through Pure Beauty. Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in mainland China may also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like Raytech Holding. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or completely hinder our ability to offer or continue to offer Raytech Holding’s Ordinary Shares to investors; and (iii) may cause the value of Raytech Holding’s Ordinary Shares to significantly decline or become worthless.

We are also aware that recently, the government of mainland China initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. In addition, due to long arm provisions under the current laws and regulations of mainland China, there remains regulatory uncertainty with respect to whether in the future we will be required to obtain permissions or approvals from the authorities of mainland China to operate our business or to list Raytech Holding’s securities on the U.S. exchanges and offer securities.

As of the date of this prospectus, on the basis that (i) we currently do not have or intend to set up any subsidiary or VIE structure in mainland China, (ii) we do not have any business operations in mainland China, except that we collaborate with manufacturers located in mainland China to manufacture our products, (iii) none of our clients are located in mainland China, and (iv) we possess personal information of less than 1 million individuals in the PRC (for the purpose of this subsection (iv) only, including the special administrative regions of Hong Kong and Macau and Taiwan), and do not possess any core data or important data of the PRC or any information which affects or may affect national security of the PRC, we believe, we are currently not required to obtain any permission or approval from the Cyberspace Administration of China (the “CAC”) or any other governmental authorities of mainland China to operate our business or offer subsequent securities of the company, nor have we been denied of any permissions or approvals from the authorities of mainland China.

According to the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, promulgated by the China Securities Regulatory Commission (the “CSRC”) on February 17, 2023 and became effective on March 31, 2023, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Overseas Listing Trial Measures. This includes subsequent securities offerings of the company in the same overseas market where it has previously offered and listed securities, which requires a company to file with the CSRC within three working days after the subsequent securities offering is completed. Article 15 of the Overseas Listing Trial Measures provides that if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by a mainland China company and such issuer shall fulfill the CSRC filing procedure: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Based on the facts that (i) we do not operate any entities in mainland China and the operating revenue, total profit, total assets or net assets as documented in Raytech Holding’s audited consolidated financial statements for the most recent fiscal year is accounted for by our Hong Kong subsidiaries, Pure Beauty located outside mainland China; (ii) we do not have any equity interest in any manufacturer located in mainland China and vice versa; and (iii) we conduct a majority of our business and are headquartered in Hong Kong rather than in mainland China, and our senior management team are not PRC citizens or have their residence located outside mainland China, we believe that this offering will not be regarded as a subsequent securities offering in the same overseas market under the Article 15 of the Overseas Listing Trial Measures, and are not required to fulfill the filing procedures with the CSRC to issue securities to foreign investors. However, as the Overseas Listing Trial Measures were newly published, there are substantial uncertainties that the CSRC may take a view that is contrary to our understanding of the Overseas Listing Trial Measures because the Overseas Listing Trial Measures adopts the principle of “substance over form” regarding the determination of “indirect overseas offering and listing by a domestic company,” over which the CSRC may have substantial discretions.

Based on the foregoing, we do not currently expect the laws and regulations of mainland China to have any material impact on our business, financial conditions or results of operations and we are currently not subject to the government of mainland China’s direct influence or discretion over the manner in which we conduct our business activities outside of mainland China. Furthermore, CLKW Lawyers LLP, Raytech Holding’s Hong Kong counsel, has advised Raytech Holding that, as of the date of this prospectus, Raytech Holding is not required to obtain any permission or approval from the governmental authorities of Hong Kong to list on the U.S. exchanges and offer securities and we have obtained all necessary licenses, permissions or approvals including the business registration certificate from the governmental authorities of Hong Kong to operate our business through Pure Beauty and Worry free Group (Hong Kong) Limited and to the best of our knowledge, no license, permission or approval has been denied.

Nevertheless, if we (i) do not receive or maintain such permissions or approvals, should such permissions or approvals be required in the future by the government of mainland China or Hong Kong, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may be unable to obtain such permissions or approvals in a timely manner, or at all, and may face regulatory actions or other sanctions from the CSRC, the CAC or other PRC or Hong Kong regulatory authorities if we fail to fully comply with any new regulatory requirements. Consequently, our operations and financial condition could be materially adversely affected, and Raytech Holding’s ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless. If there is significant change to current political arrangements between mainland China and Hong Kong, the PRC government intervenes or influences operations of companies operated in Hong Kong like us, or exerts more control through change of laws and regulations over offerings conducted overseas and/or foreign investment in issuers like us, it may result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or become worthless. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Our Corporate Structure and Contractual Arrangements” in our annual report on Form 20-F for the fiscal year ended March 31, 2025 filed with the United States Securities and Exchange Commission (“SEC”) on July 25, 2025 (the “FY2025 Form 20-F”) for more information.

In addition, Raytech Holding’s Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect Raytech Holding’s auditors for three consecutive years. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, a Statement of Protocol was signed by the PCAOB, the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and

Hong Kong (the “Statement of Protocol”). Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Raytech Holding’s auditor, Assentsure PAC (“Assentsure”), is headquartered in Singapore and Raytech Holding’s former auditor, WWC, P.C. (“WWC”), is headquartered in San Mateo, California, both of which have been inspected by the PCAOB on a regular basis. Assentsure and WWC are not headquartered in mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations. Assentsure and WWC are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards with the last inspection in September 2024 and December 2021, respectively. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of Raytech Holding’s auditor for three consecutive years beginning in 2022, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of its securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCA Act and Raytech Holding’s access to the U.S. capital markets may be limited or restricted. The delisting of Raytech Holding’s Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Raytech Holding’s Ordinary Shares and This Offering — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in Raytech Holding’s securities may be prohibited under the HFCA Act if the SEC subsequently determines Raytech Holding’s audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist Raytech Holding’s securities. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading and “The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to Raytech Holding’s offering, share price and our business operations and reputation.” in the FY2025 Form 20-F.

Save for a BVI business company meeting the solvency test set out in section 56 of the BVI Act, Raytech Holding is permitted under the laws of BVI to provide funding to its subsidiary Pure Beauty through loans or capital contributions without restrictions on the amount of the funds. Save for a BVI business company meeting the solvency test set out in section 56 of the BVI Act, there are no restrictions or limitation under the laws of BVI on Raytech Holding’s ability to distribute earnings from its businesses, including subsidiary, to the U.S. investors. Pure Beauty is permitted under the laws of Hong Kong to provide funding to Raytech Holding through dividend distribution out of profits available for distribution without restrictions on the amount of the funds. Raytech Innovation, once operational and profitable, would also be permitted under the laws of Hong Kong to provide funding to Raytech Holding through dividend distribution out of profits available for distribution. Both Raytech Holding and its subsidiaries currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Neither Raytech Holding nor its subsidiaries have any dividend payout policy, and each entity needs to comply with applicable law or regulations with respect to transfer of funds, dividends and distributions with other entities. Any future determination related to Raytech Holding’s dividend policy will be made at the discretion of Raytech Holding’s board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. If Raytech Holding determines to pay dividends on any of its Ordinary Shares in the future, as a holding company, Raytech Holding will be dependent on receipt of funds from its subsidiaries. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by Raytech Holding’s Hong Kong subsidiary, Pure Beauty. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong.

See “Item 8. Financial Information — 8.A. Consolidated Statements and Other Financial Information — Dividend Policy” and “Risk Factors — Risks Related to Our Corporate Structure — Raytech Holding may rely on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements it may have, and any limitation on the ability of its subsidiaries to make payments to it could have a material adverse effect on Raytech Holding’s ability to conduct its business.” in our FY2025 Form 20-F for more information.

Raytech Holding is both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Item 3. Key Information — 3.D. Risk Factors” in the FY2025 Form 20-F.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [•], 2025.

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ABOUT THIS PROSPECTUS

Before you invest in any of our securities, you should carefully read this prospectus and any prospectus supplement, together with the additional information described in the sections entitled “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in this prospectus.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•        “BVI” are to the “British Virgin Islands”;

•        “BVI Act” are to the BVI Business Companies Act, Revised Edition 2020 (as amended);

•        “China,” “mainland China” or the “PRC” are to the People’s Republic of China excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•        the “Company” or “Raytech Holding” are to Raytech Holding Limited, a BVI business company;

•        “Pure Beauty” are to Pure Beauty Manufacturing Company Limited, a company incorporated under the laws of Hong Kong on with limited liability on April 15, 2013;

•        “Raytech Innovation” are to Raytech Innovation Limited, a company incorporated under the laws of Hong Kong with limited liability on May 6, 2025;

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

•        “HKD” or “HK Dollar” are to the legal currency of Hong Kong;

•        “$,” “dollars,” “US$” or “U.S. dollars” are to the legal currency of the United States;

•        “shares” or “Ordinary Shares” are to the ordinary shares of Raytech Holding Limited, par value of $0.00000625 per share.

•        “U.S. GAAP” are to generally accepted accounting principles in the United States; and

•        “we”, or “us” in this prospectus are to Raytech Holding Limited, a BVI business company and its subsidiaries, Pure Beauty Manufacturing Company Limited and Raytech Innovation Limited, both companies incorporated under the laws of Hong Kong, unless the context otherwise indicates.

Raytech Holding does not have any material operations of its own and Raytech Holding is a holding company with operations conducted in Hong Kong through its Hong Kong subsidiary Pure Beauty, using Hong Kong dollars, the currency of Hong Kong. Raytech Holding’s reporting currency is Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Translations of amounts in the consolidated balance sheet, consolidated statements of income and consolidated statements of cash flows from HKD into US$ as of and for the year ended March 31, 2025 are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HKD7.7799, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HKD amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a shelf registration process permitted under the Securities Act of 1933, or the Securities Act. By using a shelf registration statement, we may offer and/or sell any of our securities described in this prospectus at any time and from time to time and in one or more offerings up to a total offering amount of US$500,000,000. Each time we sell securities, we must provide a supplement to this prospectus that contains specific information about the securities being offered and the terms of that offering. The supplement may also add, update or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” before investing in any of the securities offered.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or the applicable supplement to this prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying applicable prospectus supplement and related free writing prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that relate to our current expectations and views of future events. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

In some cases, you can identify these forward-looking statements by words or phrases such as “aim,” “anticipate,” “approximate,” “believe,” “could,” “estimate,” “expect,” “intend,” “likely to,” “may,” “plan,” “potential,” “projects,” “should,” “will,” “would” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•        changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

•        the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

•        our future business development, financial conditions and results of operations;

•        changes in the availability and cost of professional staff which we require to operate our business;

•        changes in customers’ preferences and needs;

•        changes in competitive conditions and our ability to compete under such conditions;

•        changes in our future capital needs and the availability of financing and capital to fund such needs;

•        changes in currency exchange rates or interest rates;

•        projections of revenue, profits, earnings, capital structure and other financial items;

•        changes in our plan to enter into certain new business sectors;

•        other risk factors discussed under “Item 3. Key Information — 3.D. Risk Factors” in our FY2025 Form 20-F; and

•        other factors beyond our control.

You should read this prospectus, any accompanying prospectus supplement and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus and any accompanying prospectus supplement include additional factors that could adversely affect our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they are made, and except to the extent required by applicable laws and regulations, we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events. This prospectus contains or incorporates by reference data, including we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of pet industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision. Investors should note that Raytech Holding Limited, our ultimate BVI holding company, is not an operating company, and we conduct our operations in Hong Kong described in this prospectus primarily through our Hong Kong subsidiaries.

Our Corporate History and Structure

Pure Beauty was incorporated under the laws of Hong Kong with limited liability on April 15, 2013 and Raytech Holding’s Chairman and CEO, Mr. Ching is the founder. In order to prepare for its initial public offering, a series of restructure actions were taken. In June 2022, Raytech Holding was incorporated under the laws of the British Virgin Islands with the sole purpose being a holding company of Pure Beauty. Upon incorporation, Raytech Holding issued 100 founder shares of ordinary shares, par value $1.00 per share, to Mr. Ching (90 shares) and other minority shareholders (collectively 10 shares) at $1.00 per share. In August 2022, Mr. Ching, as the sole member of Pure Beauty, transferred all outstanding 10,000 shares of Pure Beauty held by him to Raytech Holding, in conjunction with which, Pure Beauty issued additional 790,000 shares to Raytech Holding; resulting in Raytech Holding being the parent company of Pure Beauty, holding a total of 800,000 shares in Pure Beauty. In September 2022, Mr. Ching subsequently transferred 5 shares of Raytech Holding to APTC Holdings Limited, a British Virgin Islands company, and 5 shares of Raytech Holding to Mr. Ling Chun Yin, a director of Raytech Holding and the Assistant to CEO of Pure Beauty at $1.00 per share.

On May 10, 2023, we filed our amended and restated memorandum and articles of association with the Registrar of Corporate Affairs in the British Virgin Islands to increase our authorized shares from 50,000 Ordinary Shares, par value of $1.00 per share, to 8,000,000,000 Ordinary Shares, par value of $0.00000625 per share and effectuated a forward split of all issued and outstanding shares at a ratio of 160,000-for-1.

In August 2023, Market Tycoon Investments Limited transferred 480,000 Ordinary Shares to Mr. Wong Tai Chi at $0.00000625 per share, and APTC Holdings Limited transferred 800,000 Ordinary Shares to Ms. Look Wai Yi at $0.00000625 per share. In October 2023, Value Classic Global Limited transferred 640,000 Ordinary Shares to Crystal Charm Investments Limited, a British Virgin Islands company, at $0.00000625 per share, Mr. Wong Tai Chi transferred 480,000 Ordinary Shares to Value Crystal Investment Limited, a British Virgin Islands company, at $0.00000625 per share, and Ms. Look Wai Yi transferred 800,000 Ordinary Shares to Ace Challenger Limited, a British Virgin Islands company, at $0.00000625 per share.

On May 17, 2024, we consummated the sale of 1,500,000 Ordinary Shares (the “IPO Shares”) in our initial public offering. The Company completed the IPO on a firm commitment basis pursuant to the Company’s registration statement on Form F-1, as amended (File No. 333-275197), filed with the Securities and Exchange Commission, which was declared effective by the Securities and Exchange Commission on May 13, 2024. The IPO Shares were priced at $4.00 per share. The Company also granted the underwriter a 45-day option to purchase up to an additional 225,000 Ordinary Shares to cover over-allotments, if any (the “Over-Allotment Option”). The Ordinary Shares were approved for listing on The Nasdaq Capital Market on May 13, 2024 and commenced trading under the symbol “RAY” on May 15, 2024.

On July 5, 2024, upon the underwriter’s partial exercise of the Over-Allotment Option, the Company sold an additional 113,083 Ordinary Shares at $4.00 per share. As a result, the Company has raised gross proceeds of $6,452,332 in the IPO, including the partial exercise of the Over-Allotment Option, before deducting underwriting discounts and offering expenses.

On May 6, 2025, the Company established a new, directly wholly-owned subsidiary, Raytech Innovation Limited, incorporated in Hong Kong. As of the date of this prospectus, Raytech Innovation Limited has not commenced operations and has no assets other than its capital.

On June 30, 2025, the Company’s registration statement on Form F-1 (SEC File No. 333-287842) relating to a follow-on offering (the “Follow-On Offering”) of up to 25,985,000 Ordinary Shares was declared effective by the SEC. On July 1, 2025, the Follow-On Offering was closed with 25,985,000 Ordinary Shares issued at a public offering price of $0.20 per ordinary share.

The following diagram illustrates our corporate structure as of the date of this prospectus, without taking into account the effect of this offering:

Recent Development

Change of Independent Registered Public Accounting Firm

On April 9, 2025, the audit committee of our Board of Directors approved the dismissal of WWC, P.C. (“WWC”), our former independent registered public accounting firm, and on the same day, approved the appointment of Assentsure PAC (“Assentsure”) as our independent registered public accounting firm for the fiscal year ended March 31, 2025, effective the same day. Subsequently, on May 15, 2025, our Board of Directors (the “Board”) approved and ratified the dismissal of WWC, the engagement of Assentsure, and the entry into an engagement letter with Assentsure. As confirmed by WWC in their letter to Assentsure dated March 28, 2025, WWC stated that they were not aware of any information that would materially bear on the integrity of our management, nor had they any disagreements with our management regarding accounting principles, auditing procedures, or significant disclosure matters during their engagement. For details, see our current report on Form 6-K with the SEC on May 21, 2025.

Change of Director and Committee Members

On May 19, 2025, Mr. Yiu Wing Hei (“Mr. Yiu”) tendered his resignation to the Board from his positions as an Independent Non-executive Director, a member of the nominating and corporate governance committee, a member of the compensation committee, and the chairperson of the audit committee of the Company (the “Resignation”). On the same day, the Nominating and Corporate Governance Committee of the Board (which has the authority to identify and recommend nominees for any vacancy on the Board and/or its committees), having considered the candidacy of Mr. Li Shihua (“Mr. Li”), determined that it was advisable and in the best interests of the Company and its shareholders to recommend to the Board that the Resignation be accepted and that Mr. Li be appointed as the successor to Mr. Yiu’s position as a director of the Board and to serve as a member of all committees of the Board and as the Chair of the audit committee. On May 19, 2025, the Board accepted Mr. Yiu’s resignation and appointed Mr. Li as an Independent Non-executive Director, a member of the nominating and corporate governance committee, a member of the compensation committee, and the chairperson of the audit committee of the Board, effective the same day. Mr. Li also consented to act as a director of the Company on May 19, 2025, effective the same day. For details, see our current report on Form 6-K with the SEC on May 19, 2025.

Business Overview

Leveraging our expertise in the personal care electrical appliance industry, we aim to promote consumer lifestyles and drive the awareness of personal grooming. Through Pure Beauty, we principally engage in the sourcing and wholesaling of personal care electrical appliances for international brand owners. We also provide product design and development collaboration as a value-added service for our customers. Our customers are brand owners of personal care electrical appliances who market and sell their personal care electrical appliances products to end consumers. Commencing our operation in 2013, we have accumulated over 10 years of experience in the industry.

Over years of operation, we have sourced and wholesaled a wide range of personal care electrical appliances, which can be broadly classified into six major categories: (i) hair styling series, including hair dryer, hair straightener and curling iron; (ii) trimmer series, including facial shaver, nose trimmer and eyebrow trimmer; (iii) eyelash curler; (iv) nail care series; (v) tooling; and (vi) other personal care appliance series, including body and facial brush, reset brush, callus remover, sonic peeling, handy fan and others. In particular, we are specialized in sourcing and wholesaling hair dryers within our hair styling series which primarily include salon-type hair protection and styling functions or compact design for travel. See “Corporate Information — B. Business Overview” in the FY2025 Form 20-F.

Our revenue increased from HKD66,972,301 for the year ended March 31, 2024 to HKD78,739,564 (US$10,120,897) for the year ended March 31, 2025, representing an increase of 17.6%. Our net income decreased from HKD9,936,794 for the year ended March 31, 2024 to HKD8,268,367 (US$1,062,786) for the year ended March 31, 2025, representing a decrease of 16.8%.

Competitive Strengths

We possess certain attributes that differentiate us as a personal care electronic appliance provider from Hong Kong. Our key competitive strengths include:

•        We have a strong presence in the personal care electrical appliances industry with a 10-year operating history and emphasis on hair styling products

•        We have a quality control system, which allows us to deliver high quality products and maintain market reputation

•        We have a strong and experienced management team with strong commitment to deliver high quality products.

Growth Strategy

Our goal is to become a leading product design and development office in personal care and lifestyle electrical appliances industry in Asia. To achieve this goal, we plan to adopt the following plans and strategies:

•        explore new product lines;

•        continue to expand our men’s personal care and hair care and styling product lines. For instance, shavers and electric hair brush

•        broaden sales through providing technical expertise to the potential and new customers in personal care electrical appliance market; and

•        approach customers who sell and market their personal care electrical appliances in Europe, the US and other Asia markets.

Expansion of market

We seek to expand our customer base, geographic presence and improve our local connection with them. We intend to expand our business from Hong Kong to the U.S., Europe and Asia markets. We have currently only conducted limited market studies of these other markets, but have not started any marketing or sales initiatives for these markets.

We plan to increase our investments in sales and marketing function, in particular the U.S., Europe and Asia market to cope with our business expansion plan, our Company’s sales and marketing activities mainly included handling purchase orders received from our customers, coordinating with our manufacturers which have their production teams for execution of purchase orders, communicating with our customers on their requests and feedbacks exploring with them the potential business opportunities. We believe that one of our keys to success is to achieve customer satisfaction by, among others, demonstrating to our customers that their purchase orders are closely monitored and their requests and feedbacks are timely handled through our delegated sales and marketing team. This helps us to retain our customers and gain more orders from them. Our management identified a need to allocate resources to actively promote our aforesaid strengths with a view to attracting potential customers to approach us for our products and services.

Recruit, Retain and Develop Employees

We will continue hiring highly qualified and experienced staff in the field. In order to expand and grow our business, we must continuously recruit and attract talented employees not only in the sales and marketing side to acquire new customers, but also the operational staff to manage the interface with the production and manufacturing side. We believe that becoming a publicly traded company will enhance our reputation and will attract more talented people to join us.

Competition

The personal care electrical appliance market is relatively fragmented subject to macro-economic cycles and the entry of new competitors. We are directly competing with other design and development offices in the industry and also with manufacturers who are located in South Asia.

The majority of our revenue was derived from sales to the Japanese consumer market. We anticipate that customer demand for our Company’s personal care electrical appliances going forward will be primarily affected by the demand and performance of Japan. However, our targeted customer markets are expected to maintain a stable growth.

We mainly compete on product quality and research and development capabilities. We believe that we can compete effectively by virtue of our well-established relationship with our customers which are international brand owners, strong presence in the personal care electrical appliances industry, strong and established product design and development capabilities, quality assurance system and our experienced and dedicated management team.

Intellectual Property

We currently do not own any trademarks, copyrights, patents, domain names, know-how, proprietary technologies, and similar intellectual property. Regardless of the type of services, as the design, prototype, specification of the personal care electrical appliances and the respective packaging are developed under the narratives, requirements and standards of our customers, the patents of such design and product prototype are owned by our customers.

As of the date of this prospectus, we have been using certain trademarks in Pure Beauty’s daily business operations which are currently registered in Japan and owned by Mr. Ching (the “Japan Pure Beauty Trademarks”). On August 1, 2021, a trademark license agreement was entered into between us and Mr. Ching (the “Japan Trademark License Agreement”), pursuant to which Mr. Ching agreed to irrevocably and unconditionally grant us, our subsidiaries and branches an exclusive license to use the Japan Pure Beauty Trademarks on a royalty-free basis, for 10 years commencing from the date of the Japan Trademark License Agreement. See “Item 3. Key Information — 3.D. Risk Factors — Risk Factors — Risks Related to Our Business — We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations” in the FY2025 Form 20-F for more information.

Patent

We do not retain the patent of the finished products we sourced to manufacturers and designed or developed with our customers. Such patents belong to our customers who hired us for the design and development of such products.

Domain

Pure Beauty Manufacturing Company Limited registered the domain name of “www.raytech.com.hk”.

Employees

As of March 31, 2025, we have six employees. No employees are represented by a labor union, and we believe that we have good relations with our employees.

Facilities

Our principal executive office is 1,343 square feet leased property located at Unit 609, 6/F, Nan Fung Commercial Centre, 19 Lam Lok Street, Kowloon Bay, Hong Kong. Pursuant to the Lease Agreement, the lease term is one year, from April 1, 2025 to March 31, 2026 and the monthly rent is HKD25,000 (US$3,213). We believe our current offices are sufficient for the operation of our business.

The operating lease expenses amounted to HKD300,000 (US$38,560) for both the years ended March 31, 2024 and 2025.

Legal Proceedings

We and our subsidiaries are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

Governmental Regulations

Our operations are subject to numerous laws of Hong Kong and regulations in a number of areas including, but not limited to, areas of labor and employment, immigration, advertising, e-commerce, tax, import and export requirements, data privacy requirements, anti-competition, and environmental, health, and safety. CLKW Lawyers LLP, Raytech Holding’s Hong Kong counsel, has advised Raytech Holding that, as of the date of this prospectus, we have obtained all necessary licenses, permissions or approvals including the business registration certificate from the governmental authorities of Hong Kong to operate our business and to the best of our knowledge, no license, permission or approval has been denied.

The following table provides details on the licenses, permissions or approvals held by Raytech Holding’s Hong Kong subsidiaries.

Entities	License/permit/approval	Issuing authority	Commencement date	Expiry date
Pure Beauty	Business Registration Certificate	Inland Revenue Department	April 15, 2025	April 14, 2026
Raytech Innovation	Business Registration Certificate	Inland Revenue Department	May 6, 2025	May 5, 2026

Corporate Information

Raytech Holding’s principal executive offices are located at Unit 609, 6/F, Nan Fung Commercial Centre, No.19 Lam Lok Street, Kowloon Bay, Hong Kong, and its telephone number is +852 2117 0236. Raytech Holding’s registered office in the British Virgin Islands is at Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands. Raytech Holding maintains a website at www.raytech.com.hk. The information contained in, or accessible from, Raytech Holding’s website or any other website does not constitute a part of this prospectus.

RISK FACTORS

An investment in Raytech Holding’s Ordinary Shares involves a high degree of risk. Before deciding whether to invest in Raytech Holding’s Ordinary Shares, you should consider carefully the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information — D. Risk Factors” in the FY2025 Form 20-F, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances.

In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of Raytech Holding’s Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in Raytech Holding’s Ordinary Shares if you can bear the risk of loss of your entire investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $500,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•        the net tangible book value per share of our equity securities before and after the offering;

•        the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•        the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARES

The Company was incorporated as a BVI business company under the laws of the British Virgin Islands on June 24, 2022. As of the date of this prospectus, the Company’s authorized shares consist of 8,000,000,000 Ordinary Shares with a par value of $0.00000625 per share.

As of the date of this prospectus, there were 47,613,083 Ordinary Shares issued and outstanding.

On May 10, 2023, we filed our amended and restated memorandum and articles of association with the Registrar of Corporate Affairs in the British Virgin Islands to increase our authorized shares from 50,000 ordinary shares, par value of $1.00 per share, to 8,000,000,000 Ordinary Shares, par value of $0.00000625 per share and effectuated a forward split of all issued and outstanding shares at a ratio of 160,000-for-1.

In August 2023, Market Tycoon Investments Limited transferred 480,000 Ordinary Shares to Mr. Wong Tai Chi at $0.00000625 per share, and APTC Holdings Limited transferred 800,000 Ordinary Shares to Ms. Look Wai Yi at $0.00000625 per share. In October 2023, Value Classic Global Limited transferred 640,000 Ordinary Shares to Crystal Charm Investments Limited, a British Virgin Islands company, at $0.00000625 per share, Mr. Wong Tai Chi transferred 480,000 Ordinary Shares to Value Crystal Investment Limited, a British Virgin Islands company, at $0.00000625 per share, and Ms. Look Wai Yi transferred 800,000 Ordinary Shares to Ace Challenger Limited, a British Virgin Islands company, at $0.00000625 per share.

On May 17, 2024, we consummated the sale of 1,500,000 Ordinary Shares (the “IPO Shares”) in our initial public offering. The Company completed the IPO on a firm commitment basis pursuant to the Company’s registration statement on Form F-1, as amended (File No. 333-275197), filed with the SEC, which was declared effective by the SEC on May 13, 2024. The IPO Shares were priced at $4.00 per share. The Company also granted the underwriter a 45-day option to purchase up to an additional 225,000 Ordinary Shares to cover over-allotments, if any (the “Over-Allotment Option”). The Ordinary Shares were approved for listing on the Nasdaq Capital Market on May 13, 2024 and commenced trading under the symbol “RAY” on May 15, 2024.

On July 5, 2024, upon the underwriter’s partial exercise of the Over-Allotment Option, the Company sold an additional 113,083 Ordinary Shares at $4.00 per share. As a result, the Company has raised gross proceeds of $6,452,332 in the IPO, including the partial exercise of the Over-Allotment Option, before deducting underwriting discounts and offering expenses.

On May 6, 2025, the Company established a new, directly wholly-owned subsidiary, Raytech Innovation Limited, or Raytech Innovation, incorporated in Hong Kong. As of the date of this prospectus, Raytech Innovation Limited has not commenced operations and has no assets other than its capital.

On June 30, 2025, the Company’s Follow-On Offering of up to 25,985,000 Ordinary Shares was declared effective by the SEC. On July 1, 2025, the Follow-On Offering was closed with 25,985,000 Ordinary Shares issued at a public offering price of $0.20 per ordinary share.

Ordinary Shares

General

All of the Company’s issued shares are validly issued, fully paid and non-assessable. Certificates evidencing the shares are issued in registered form. There are no limitations imposed by the Company’s amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the Company’s shares. In addition, there are no provisions in the Company’s memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BVI Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in the Company’s register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Dividends

The holders of the Company’s Ordinary Shares are entitled to such dividends as may be declared by the Company’s board of directors subject to the BVI Act and the Company’s amended and restated memorandum and articles of association.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the amended and restated memorandum and articles of association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Transfer of Ordinary Shares

Subject to the restrictions contained in the Company’s amended and restated articles of association, any of the Company’s shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the Company’s board of directors.

Liquidation

As permitted by the BVI Act and the Company’s amended and restated memorandum and articles of association, the Company may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if the Company’s assets exceed the Company’s liabilities and the Company is able to pay the Company’s debts as they fall due. The Company may also be wound up in circumstances where the Company is insolvent in accordance with the terms of the BVI Insolvency Act, Revised Edition 2020.

If the Company is wound up and the assets available for distribution among the Company’s shareholders are more than sufficient to repay all amounts paid to the Company on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If the Company is wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to the Company on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If the Company is wound up, the liquidator appointed by the Company may, in accordance with the BVI Act, divide among the Company’s shareholders in specie or kind the whole or any part of the Company’s assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

The Company’s board of directors may from time to time make calls upon shareholders for any Ordinary Shares held but not fully paid, amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, the Company may issue shares on terms that are subject to redemption, at the Company’s option or at the option of the holders, on such terms and in such manner as may be determined by the Company’s amended and restated memorandum and articles of association and subject to any applicable requirements imposed from time to time by the BVI Act, the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which the Company’s securities are listed.

Variations of Rights of Shares

If at any time the Company is authorized to issue more than one class of shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

General Meetings of Shareholders

Under the Company’s amended and restated memorandum and articles of association, a copy of the notice of any meeting of shareholders shall be given not less than seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. The Company’s board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of the Company’s outstanding voting shares. In addition, the Company’s board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50 percent of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of the Company’s amended and restated memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were the Company’s individual shareholder.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs in the British Virgin Islands, which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A member of the Company is also entitled, upon giving written notice to the Company, to inspect (i) the Company’s amended and restated memorandum and articles of association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, the Company’s directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” on page 33 of this prospectus. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Changes in Maximum Number of Shares our Company is Authorized to Issue

The Company’s directors or shareholders may from time to time by resolution of directors or resolution of shareholders increase or decrease the maximum number of shares our Company is authorized to issue, by amendment to the memorandum of association.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting BVI business companies like the Company and the Company’s shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to the Company and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiaries, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by the Company in respect of which a director is interested (including a merger or consolidation) is voidable by the Company unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof, as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs in the British Virgin Islands shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent or fewer of the issued shares of the company required by the holders of 90 percent or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the member proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to the Company’s shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or the Company’s amended and restated memorandum and articles of association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

•        the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•        it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to proceed;

•        the costs of the proceedings in relation to the relief likely to be obtained; and

•        whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, Revised Edition 2020 for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

The Company’s amended and restated memorandum and articles of association provides that, subject to certain limitations, the Company indemnifies against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was the Company’s director; or

•        is or was, at the Company’s request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to the Company’s best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers or persons controlling the Company under the foregoing provisions, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in the Company’s amended and restated memorandum and articles of association

Some provisions of the Company’s amended and restated articles of association may discourage, delay or prevent a change in control of the Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The amended and restated memorandum and articles of association of the Company also does not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, the Company’s directors in the exercise of their powers granted to them under the Company’s amended and restated memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of the Company’s company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, the Company’s directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. The Company’s directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, the Company’s directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or the Company’s amended and restated memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to the Company by the Company’s directors.

Pursuant to the BVI Act and the Company’s amended and restated memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)     vote on a matter relating to the transaction;

(b)    attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)     sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and the Company’s amended and restated memorandum and articles of association allow the Company’s shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but the Company’s amended and restated memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, the Company’s amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, the Company’s shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Company’s amended and restated memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders entitled to vote. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and the Company’s amended and restated memorandum and articles of association does not provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and the Company’s amended and restated memorandum and articles of association, the Company may appoint a voluntary liquidator by a resolution of the shareholders, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Company’s amended and restated memorandum and articles of association, if at any time the Company’s shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of shares with rights and privileges ranking pari passu to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with the Company’s memorandum and articles of association be effected by resolution of directors without shareholder approval.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, the Company’s amended and restated memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of the Company’s anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, the Company may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act, Revision Edition 2020. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Ordinary Shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•        the title of the warrants;

•        the aggregate number of warrants offered;

•        the designation, number and terms of the Ordinary Shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•        the exercise price of the warrants;

•        the dates or periods during which the warrants are exercisable;

•        the designation and terms of any securities with which the warrants are issued;

•        if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•        if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•        any minimum or maximum amount of warrants that may be exercised at any one time;

•        any terms relating to the modification of the warrants;

•        any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•        any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Ordinary Shares will not have any rights of holders of Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•        the date of determining the security holders entitled to the rights distribution;

•        the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•        the exercise price;

•        the conditions to completion of the rights offering;

•        the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•        any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more Ordinary Shares, warrants, or any combination of such securities.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement will describe:

•        the terms of the units and of the Ordinary Shares, and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•        a description of the terms of any unit agreement governing the units; and

•        a description of the provisions for the payment, settlement, transfer or exchange of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•        through agents;

•        to dealers or underwriters for resale;

•        directly to purchasers;

•        in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•        through a combination of any of these methods of sale; or

•        through any other method permitted by applicable law and described in the applicable prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any dealers acting for us or on our behalf may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•        at a fixed price or prices, which may be changed;

•        at market prices prevailing at the time of sale;

•        at prices related to prevailing market prices; or

•        at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

•        any underwriter, dealers or agents;

•        their compensation;

•        the net proceeds to us;

•        the purchase price of the securities;

•        any over-allotment options under which underwriters may purchase additional securities from us;

•        the public offering price of the securities; and

•        any exchange on which the securities will be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of the securities offered through this prospectus, we will sell the securities to them as principals, unless we otherwise indicate in the prospectus supplement. The dealers may then resell those Securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered Securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Institutional Investors

If indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, then payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•        commercial and savings banks;

•        insurance companies;

•        pension funds;

•        investment companies;

•        educational and charitable institutions; and

•        other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•        the validity of the arrangements; or

•        the performance by us or the institutional investor.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may affect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus are set forth in “Item 10. Additional Information — E. Taxation” in the FY2025 Form 20-F, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

Raytech Holding is incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands business company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange controls or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to:

•        the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•        British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Raytech Holding’s amended and restated memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, Raytech Holding’s officers, directors and shareholders, be arbitrated.

All of Raytech Holding’s assets are located in Hong Kong. In addition, all of Raytech Holding’s directors and officers are nationals or residents of Hong Kong. As a result, it may be difficult for investors to effect service of process within the United States upon Raytech Holding or these persons, or to enforce against Raytech Holding or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Raytech Holding has appointed Puglisi & Associates as its agent to receive service of process upon whom process may be served in any action brought against us under the securities laws of the United States.

Harney Westwood & Riegels, Raytech Holding’s British Virgin Islands counsel, and CLKW Lawyers LLP, Raytech Holding’s Hong Kong counsel, have advised Raytech Holding that there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against Raytech Holding or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Hong Kong against Raytech Holding or its directors or officers predicated upon the securities laws of the United States or any state in the United States.

Raytech Holding has been advised by Harney Westwood & Riegels that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the BVI. Raytech Holding has also been advised by Harney Westwood & Riegels that the courts of the BVI would treat a final and conclusive monetary judgment for a definitive sum obtained against us in the U.S. federal or state courts as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that (a) such U.S. federal or state courts had jurisdiction in the matter and we either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process, (b) the judgment given by such U.S. federal or state courts was not in respect of penalties, fines, taxes or similar fiscal or revenue obligations, (c) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of such U.S. federal or state courts, (d) recognition or enforcement in the BVI would not be contrary to public policy, and (e) the proceedings pursuant to which judgment was obtained were not contrary to the principles of natural justice.

CLKW Lawyers LLP, Raytech Holding’s Hong Kong counsel, has further advised Raytech Holding that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of the United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we complete or terminate the offering of securities under this prospectus:

•        the annual report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on July 25, 2025, or the FY2025 Form 20-F;

•        the report on Form 6-K regarding our Pricing and Closing of $5.197 Million Best Efforts Offering furnished with the SEC on July 3, 2025 and any exhibit contained therein;

•        the registration statement on Form 8-A regarding registering our Ordinary Shares with a par value of $0.00000625 per share for listing on Nasdaq;

•        any Report on Form 6-K that we have filed or furnished to the SEC since the filing of our Annual Report on Form 20-F for the fiscal year ended March 31, 2025, that is identified in such report as being incorporated by reference into this prospectus; and

•        all subsequent Annual Reports on Form 20-F that we file with the SEC, and any Report on Form 6-K that we furnish to the SEC that is identified in such report as being incorporated by reference into this prospectus, after the date of this prospectus and prior to the termination of this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to our principal executive office located at Unit 609, 6/F, Nan Fung Commercial Centre, No. 19 Lam Lok Street, Kowloon Bay, Hong Kong. Our telephone number at this address is +852 2117 0236.

EXPENSES

We will incur a SEC registration fee of $69,050, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the Securities offered pursuant to this prospectus will be passed upon for us by Loeb & Loeb LLP, our special United States counsel, to the extent governed by United States Federal and New York State law, and by Harney Westwood & Riegels, our legal counsel as to BVI law, to the extent governed by the laws of the BVI. Legal matters as to Hong Kong laws are passed upon for Raytech Holding by CLKW Lawyers LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the annual report on Form 20-F for the year ended March 31, 2025 have been so incorporated in reliance on the report of Assentsure PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Assentsure PAC is located at 180B Bencoolen Street #03-01, The Bencoolen Singapore, 189648. The financial statements incorporated in this Prospectus by reference to the annual report on Form 20-F for the year ended March 31, 2023 and 2024 have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

Raytech Holding has filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to Raytech Holding’s registration statements and their exhibits and schedules if you would like to find out more about Raytech Holding and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that Raytech Holding refers you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Raytech Holding is subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, Raytech Holding is required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, Raytech Holding is exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and Raytech Holding’s executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as Raytech Holding, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.